UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
WHITEHAWK THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2025
To the Stockholders of Whitehawk Therapeutics, Inc.:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the "Annual Meeting") of Whitehawk Therapeutics, Inc. (the “Company”), which will be held online on Wednesday, June 11, 2025 at 10:00 a.m. Pacific Time via webcast at www.virtualshareholdermeeting.com/WHWK2025. The Annual Meeting will be a completely virtual meeting which will be conducted via live webcast.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
At this Annual Meeting, the agenda includes:
1.To elect three Class II directors to serve on the Company’s board of directors until the Company’s 2028 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, death or removal;
2.To approve, on an advisory basis, the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of the proxy statement;
3.To ratify the appointment of BDO USA, P.C. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2025; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or, if you requested printed copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to change your vote, revoke your proxy or vote electronically at the Annual Meeting.
We hope that you will join us virtually on June 11, 2025. Your investment and continuing interest in the Company are very much appreciated.

Sincerely yours,

/s/ David Lennon
David Lennon, Ph.D.
President & Chief Executive Officer

/s/ Caley Castelein
Caley Castelein, M.D.
Chairman of the Board

WHITEHAWK THERAPEUTICS, INC.
2 Headquarters Plaza, East Building, 11th Floor
Morristown, New Jersey 07960
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Online on Wednesday, June 11, 2025 at
www.virtualshareholdermeeting.com/WHWK2025
Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Whitehawk Therapeutics, Inc. (the “Company”), will be held online on June 11, 2025 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting virtually via the Internet, vote your shares electronically and submit your questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/WHWK2025. You will need your 16-digit control number, which is located on the Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the Annual Meeting.
The purpose of the Annual Meeting is the following:
1.To elect three Class II directors to serve on the Company’s board of directors until the Company’s 2028 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation, death or removal;
2.To approve, on an advisory basis, the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of the proxy statement;
3.To ratify the appointment of BDO USA, P.C. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2025; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Stockholders of record at the close of business on April 17, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Further information regarding voting rights and matters to be voted upon is presented in the accompanying proxy statement.
To participate in the Annual Meeting, you will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card at www.virtualshareholdermeeting.com/WHWK2025 and beneficial owners of shares held in street name must additionally follow the instructions provided by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the Proxy Statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Annual Meeting in person.
YOUR VOTE IS IMPORTANT. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting to be held on June 11, 2025. Our proxy statement and Annual Report to the Stockholders are being made available on or about April 28, 2025 at www.proxyvote.com. We are providing access to our proxy materials over the Internet under the “notice and access” rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

/s/ David Lennon
David Lennon, Ph.D.
President & Chief Executive Officer

April 28, 2025

WHITEHAWK THERAPEUTICS, INC.
2 Headquarters Plaza, East Building, 11th Floor
Morristown, New Jersey 07960
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ONLINE ON WEDNESDAY, JUNE 11, 2025
This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Whitehawk Therapeutics, Inc. (the “Company”) for use at the 2025 Annual Meeting of Stockholders of the Company and at any adjournments, postponements or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Pacific Time on Wednesday, June 11, 2025. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast.
There will be no physical location for stockholders to attend. You will be able to attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/WHWK2025, where you will be able to vote electronically and submit questions. To participate in the Annual Meeting, you will need your 16-digit control number, which is located on the Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) that you received in the mail, included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. The Notice of Availability containing instructions on how to access the Proxy Statement and our Annual Report is first being mailed on or about April 28, 2025 to all stockholders entitled to vote at the Annual Meeting. The Proxy Statement and our 2024 Annual Report can be accessed by following the instructions in the Notice of Availability.
Please see the “General Information” section of the Proxy Statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Annual Meeting in person.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
In this Proxy Statement, the terms “Whitehawk,” the “company,” “we,” “us,” and “our” refer to Whitehawk Therapeutics, Inc. The mailing address of our principal executive offices is Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 11, 2025
This Proxy Statement and our Annual Report are
available for viewing, printing and downloading at www.proxyvote.com
A copy of our 2024 Annual Report will be furnished without charge to any stockholder upon written request to Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960, Attention: Corporate Secretary. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the Securities and Exchange Commission ("SEC") website at www.sec.gov.

WHITEHAWK THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION

Access to Proxy Materials
The Notice of Availability containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our Annual Report, is first being sent or given on or about April 28, 2025, to all stockholders of record as of April 17, 2025. The proxy materials and our Annual Report can be accessed as of April 28, 2025, by visiting www.proxyvote.com. If you receive the Notice of Availability, then you will not receive a printed copy of the proxy materials or our Annual Report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our Annual Report are set forth in the Notice of Availability.

Record Date
The Board has fixed the close of business on April 17, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement, adjournment or continuation thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement, adjournment or continuation thereof.

Quorum
A majority of the voting power of all outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairperson of the meeting or the holders of a majority of the issued and outstanding shares of common stock present at the Annual Meeting may adjourn the meeting to another date.

Shares Outstanding	46,784,618 shares of common stock outstanding as of April 17, 2025.

Voting
If your shares are registered directly in your name, and you are a “stockholder of record,” there are four ways that you can vote:
(1)By Internet: You may vote over the Internet by following the instructions provided in the Notice of Availability or on the proxy card. Votes submitted by Internet must be received by 11:59 p.m. Eastern time on June 10, 2025.
(2)By Telephone: You may vote over the telephone by following the instructions provided in the Notice of Availability or on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern time on June 10, 2025.
(3)By Mail: If you requested printed copies of the proxy materials by mail, you can vote by completing and mailing your proxy card in the enclosed postage prepaid envelope provided. Proxies submitted by mail must be received before the start of the Annual Meeting.
(4)By Attending the Annual Meeting Virtually: You may vote at the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/WHWK2025. Have your proxy card or Notice of Availability in hand as you will be prompted to enter your 16-digit control number to vote at the Annual Meeting.
If your shares are held in an account at a bank or a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name.” The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares. Please follow their instructions. If your voting instruction form or Notice of Availability indicates that you may vote your shares through the Internet, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or the Notice of Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Revoking Your Proxy
Stockholders of record may revoke their proxies at any time before they are voted by:
•attending the Annual Meeting and voting directly at the meeting;
•by filing an instrument in writing revoking the proxy;
•by filing another duly executed proxy bearing a later date with our Secretary before the polls close; or
•by voting again before the cutoff time (your latest proxy is the one that will be counted), unless such proxy states that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable power. If you hold shares through a bank or broker, you must contact your bank or broker for instructions as to how to change your vote.

Votes Required to Adopt Proposals
Each share of our common stock outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting:
For Proposal One, the three nominees receiving the most votes (also known as a plurality vote) will be elected as directors.
For Proposal Two, the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2024.
For Proposal Three, the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon is required to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Effect of Abstentions and Broker Non-Votes
For Proposal One, votes withheld from any nominee, abstentions and "broker nonvotes" are counted as present for purposes of determining the presence of a quorum but have no effect on the election of directors.
For Proposal Two, abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
For Proposal Three, abstentions will have the same effect as a vote against the proposal for the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
If you are a beneficial owner, your broker, bank, trustee, or other nominee is permitted to vote your shares on the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025, even if the record holder does not receive voting instructions from you. However, your broker, bank, trustee, or other nominee does not have discretionary authority to vote on the election of the Class II directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. In addition, discretionary voting is not allowed with respect to the proposal seeking an advisory vote on approval of executive compensation. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, trustee, or other nominee on the election of the Class II directors and the advisory vote on approval of executive compensation.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs
Our Board is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of the distribution of the Notice of Availability and our proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Merger with Aerpio Pharmaceuticals, Inc.
On August 26, 2021 (the “Closing Date”), Whitehawk Therapeutics, a Delaware corporation (f/k/a Aadi Bioscience, Inc., which was f/k/a Aerpio Pharmaceuticals, Inc.), completed its business combination with Aadi Subsidiary, Inc. (f/k/a as Aadi Bioscience, Inc., or “Private Aadi”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated May 16, 2021, by and among Aadi, Aspen Merger Subsidiary, Inc. (“Merger Sub”) and Private Aadi, pursuant to which Merger Sub merged with and into Private Aadi, with Private Aadi surviving as a wholly owned subsidiary of ours (the “Merger”).

Divestiture of Aadi Subsidiary, Inc. and the FYARRO® Business	On December 19, 2024, we entered into a Stock Purchase Agreement (the “Divestiture Agreement”) with KAKEN INVESTMENTS INC., a Delaware corporation (“KAKEN”), KAKEN PHARMACEUTICAL CO., LTD, and Aadi Subsidiary, Inc. (“Aadi Subsidiary”), a Delaware corporation and our former wholly owned subsidiary and the operating company for the FYARRO Business (as defined below). We exclusively licensed FYARRO, previously called ABI-009, nab-sirolimus, from Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company, and we refer to the development, production and commercial sale of FYARRO as the “FYARRO Business.” Under the Divestiture Agreement, KAKEN acquired 100% of the outstanding shares of capital stock of Aadi Subsidiary from us (the "Divestiture"). The Divestiture closed on March 25, 2025 and, as a result, we no longer operate the FYARRO Business. In connection with the Divestiture, we changed our name from Aadi Bioscience, Inc. to Whitehawk Therapeutics, Inc.

PROPOSAL ONE
ELECTION OF DIRECTORS
Board Structure
Our Board currently consists of ten (10) members and is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class I directors expires at the 2027 annual meeting and the term of the Class III directors expires at the 2026 annual meeting. Directors are elected to hold office for a three-year term and until the election and qualification of their successors in office, or until such director’s earlier resignation, death or removal.
Director Nominees
Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Anupam Dalal, M.D., Mohammad Hirmand, M.D. and David Lennon, Ph.D. for election as the Class II directors to serve for a three-year term ending at the 2028 annual meeting and until their successors are elected and qualified, or until their earlier resignation, death or removal. Drs. Dalal, Hirmand and Lennon are current members of our Board and have consented to serve, if elected. Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has decided not to nominate Karin Hehenberger, M.D., Ph.D. for re-election to our Board at the Annual Meeting after the expiration of her term at the Annual Meeting. This decision is not the result of any disagreement with us or our Board. As such, following the Annual Meeting, the size of our Board will be reduced to nine (9) members.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "FOR" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES SET FORTH BELOW.
The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. While the Board has not established specific minimum qualifications for Board members, our Board and Nominating and Corporate Governance Committee believe that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business and an understanding of the responsibilities that are required of a member of the Board, other than time commitments. Diversity with respect to professional background, education, race, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Our Nominating and Corporate Governance Committee and Board evaluate each director in the context of the membership of the Board as a group, with the objective of maintaining a Board that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of backgrounds and experiences in various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings, participation in and contribution to the activities of the Board and the Company and other qualifications and characteristics set forth in the charter of the Nominating and Corporate Governance Committee.
Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that it should be a diverse body, and its Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Board’s Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to our Board the director nominees for selection.
Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the Company and who are otherwise "independent" directors under the published listing requirements of the Nasdaq Capital Market (“Nasdaq”).
Director Nominees
The Class II nominees for director along with their biographical information as of April 17, 2025 are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Anupam Dalal, M.D.	53	Director	2011	II - 2028
Mohammad Hirmand, M.D.	55	Director	2023	II - 2028
David Lennon, Ph.D.	54	Director; President and Chief Executive Officer	2023	II - 2028
Anupam Dalal, M.D., has served on our board of directors since November 2011. Since August 2016, Dr. Dalal has been working at Acuta Capital Partners, LLC, a financial investment firm. From 2006 to 2016, Dr. Dalal was the Managing Director of Kearny Venture Partners, a healthcare investment firm. He was a Founder and Managing Member of KVP Capital, an investment fund. He served as a director of Akebia Therapeutics from 2008 to 2016. Dr. Dalal received an M.D. from the University of California in San Francisco with honors; an M.B.A., with distinction, from Harvard Business School; and a B.A. in Economics, Phi Beta Kappa and highest honors, from the University of California at Berkeley. We believe that Dr. Dalal is qualified to serve as a director based on his industry experience.
Mohammad Hirmand, M.D., has served on our board of directors since March 2023. Dr. Hirmand is the Co-founder of, and serves as Executive Vice President and Chief Medical Officer of, Avenzo Therapeutics, Inc., a privately held biotechnology company focused on oncology therapeutics. Prior to that, Dr. Hirmand served as Executive Vice President and Chief Medical Officer of Turning Point Therapeutics, a publicly traded precision oncology company, where he was responsible for clinical development, clinical operations and regulatory affairs, from December 2019 until its acquisition by Bristol Myers Squibb in August 2022. Dr. Hirmand also served as Chief Medical Officer of Peloton Therapeutics from May 2017 until its acquisition by Merck & Co., Inc. in November 2019. Before that, Dr. Hirmand served in various roles at Medivation, Inc., a publicly traded biotechnology company, from 2007 to 2017, including most recently as its Chief Medical Officer, through its acquisition by Pfizer Inc. Prior to that, Dr. Hirmand held clinical development roles of increasing responsibility at Nuvelo, Inc. (now ARCA Biopharma), SuperGen, Inc. (now Astex Pharmaceuticals, Inc.), Tularik, Inc. (now part of Amgen), and Theravance Biopharma, Inc. Dr. Hirmand currently serves on the board of directors of Atavistik Bio, Inc., a private biotechnology company developing the next generation of precision allosteric therapeutics. Dr. Hirmand received his M.D. from Harvard Medical School and his B.A. in Biological Sciences and Economics from Cornell University. We believe Dr. Hirmand is qualified to serve as a director based on his extensive leadership experience in the life sciences industry and more than 20 years of biotechnology clinical development experience.
David Lennon, Ph.D., has served as our President and Chief Executive Officer and a member of our board of directors since October 2023. Prior to joining us, Dr. Lennon served as Chief Executive Officer of Satellite Bio from July 2021 to September 2023. Dr. Lennon is a 20-year industry veteran driven by the purpose to bring together diverse teams to address the most pressing challenges in medicine to achieve amazing impact of patients and their families. Prior to Satellite Bio, Dr. Lennon spent more than 15 years with Novartis working across multiple therapeutics and geographies. He was most recently President, Novartis Gene Therapies, where he led the approval and launch of Zolgensma, the first systemic gene therapy for spinal muscular atrophy that was approved in more than 40 countries. He also led the expansion of Novartis’s gene therapy research and manufacturing footprint to oversee five different sites and more than 2,000 associates. By the time of his departure, Novartis’s gene therapy pipeline had expanded to include 15+ new gene therapy programs, and Zolgensma had achieved blockbuster sales. Prior to Novartis Gene Therapies, Dr. Lennon served in positions of increasing responsibility across Oncology, Neuroscience, Transplant and Rare Disease therapeutic areas in the U.S., Europe, Japan and China. Key positions included General Manager Oncology Japan, Solid Tumor Franchise Head USA and Chief Marketing Officer China. He started his career at Novartis as Global Head, New Products and Portfolio Strategy. Prior to Novartis, Dr. Lennon was an Associate Principal with the New York office of McKinsey & Company, delivering client projects in R&D productivity and consulting in BD&L and M&A transactions. Dr. Lennon earned a Ph.D. in Molecular Medicine from Weill Cornell Medical College of Cornell University and BA in Biophysics from Columbia College of Columbia University. We believe Dr. Lennon is qualified to serve as a director based on his extensive leadership experience, broad experience in the life sciences industry, and his service as our President and Chief Executive Officer.
Continuing Directors
The directors continuing their term and respective biographical information as of April 17, 2025 are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Caley Castelein, M.D.	54	Chairman of the Board; Director	2017	I - 2027
Neil Desai, Ph.D.	60	Director	2021	I - 2027
Baiteng Zhao, Ph.D.	51	Director	2024	I - 2027
Behzad Aghazadeh, Ph.D.	53	Director	2021	III - 2026
Richard Maroun	70	Director	2021	III - 2026
Emma Reeve	64	Director	2021	III - 2026
Caley Castelein, M.D., has served on our board of directors since March 2017. Dr. Castelein is the Founder and has been a Managing Director for Kearny Venture Partners, a healthcare investment firm, since 2006. Dr. Castelein is also the Founder and has been the Managing Director for KVP Capital, an investment fund, since 2013. He has been a director for Tourmaline Bio (NASDAQ: TRML) since October 2023, and Newbridge Pharmaceuticals since March 2015. Previously, Dr. Castelein served on the board of directors of ViewRay, Inc., a medical device company, from 2008 to October 2023; Alivecor, a medical device company from April 2015 to March 2020; Boreal Genomics, a diagnostics company, from October 2010 to September 2021; Waterstone Pharmaceuticals, a pharmaceutical company from March 2015 to March 2018; Wellpartner, a pharmaceutical distribution solutions company, from March 2015 to November 2017; and Neos Therapeutics, a pharmaceutical company from March 2015 to July 2015. Dr. Castelein received his M.D. from University of California, San Francisco and his A.B. in Biology from Harvard University. We believe that Dr. Castelein is qualified to serve as a director based on his industry experience and service on multiple company boards.
Neil Desai, Ph.D., founded Private Aadi in October 2011 and served as its President, Chief Executive Officer, and a member of the board of directors from inception until the closing of the Merger in August 2021, at which time he became a member of our board of directors and our President and Chief Executive Officer, a role he held until his appointment to the position of Executive Chairman, which he held from January 2023 to October 2024. Dr. Desai currently serves as the Chief Executive Officer of Aanastra, Inc. (formerly known as Aadigen, Inc.), a private biotechnology company specializing in the development of in vivo targeted RNA therapeutics in the treatment of cancers and genetic diseases. From October 2010 to October 2016, Dr. Desai served as Vice President, Strategic Platforms at Celgene Corporation (now Bristol Myers Squibb), a global biopharmaceutical company. Prior to Celgene, Dr. Desai served as Senior Vice President, Global Research and Development at Abraxis BioScience, Inc., a biotechnology company, from November 2008 until Abraxis BioScience was acquired by Celgene Corporation in October 2010 and as Vice President, Research & Development at Abraxis BioScience from March 1999 to October 2008. Dr. Desai has also previously served in positions of increasing seniority at American BioScience, Inc. and its predecessor companies. Dr. Desai holds a M.S and Ph.D. in Chemical Engineering from the University of Texas at Austin, and a B.S. in Chemical Engineering from the University Institute of Chemical Technology in Mumbai, India. We believe Dr. Desai is qualified to serve as a director based on his leadership track record, broad experience in the life sciences industry, and his service as Private Aadi’s founder and our Chief Executive Officer and Executive Chairman.
Baiteng Zhao, Ph.D., has served on our board of directors since December 2024. Dr. Zhao has served as a freelance consultant since August 2024. Prior to such consulting, Dr. Zhao co-founded ProfoundBio in 2018, a clinical-stage biotech company specializing in the development of novel antibody-drug conjugates (ADCs) for solid tumors and hematological malignancies, and served as the Chairman and CEO of the company until its acquisition by Genmab for $1.8 billion in May 2024. Prior to ProfoundBio, Dr. Zhao was responsible for the modeling and simulation strategies for the development pipeline and supported preclinical and clinical development of ADC candidates at Seagen (now part of Pfizer) from November 2009 to April 2018. Earlier in his career, Dr. Zhao worked in the Clinical PK/PD group at Merck Research Laboratories (MRL, USA) starting in April 2006. Dr. Zhao currently serves on the board of directors of Piton Therapeutics, Inc., a private biotechnology company focused on the research and development of therapeutics that are informed by a deep understanding of the biological processes of gut microbial populations and the pathways by which they influence our health and well-being. Dr. Zhao holds a bachelor’s degree in biology from Peking University and Ph.D. from the College of Pharmacy at the University of Texas at Austin. He completed his postdoctoral fellowship at the State University of New York at Buffalo. We believe that Dr. Zhao is qualified to serve as a director based on his extensive industry background and experience in drug development.
Behzad Aghazadeh, Ph.D., has served as a member of our board of directors since August 2021. Dr. Aghazadeh currently is the Managing Partner and Portfolio Manager of Avoro Capital Advisors LLC, a global life sciences investment firm with a focus on supporting emerging biotechnology companies, which he joined in July 2011. From March 2017 to October 2020, Dr. Aghazadeh served as Executive Chairman of the board of directors of Immunomedics, Inc., a biopharmaceutical company (now a subsidiary of Gilead Sciences, Inc.). Dr. Aghazadeh additionally serves on the board of directors of Scribe Therapeutics Inc., a private molecular engineering company developing advanced technologies for CRISPR-based genetic medicine. Dr. Aghazadeh received his Master’s degree in Physics from the Ludwig-Maximilians University (Munich, Germany) and a Ph.D. from Cornell University in Biochemistry & Biophysics. We believe that Dr. Aghazadeh is qualified to serve as a director based on his more than 25 years of experience in the biopharmaceutical industry, including more than 15 years as an institutional investor and previous six years at Booz Allen as a general management consultant to senior executive teams in the healthcare sector. We believe that Dr. Aghazadeh is qualified to serve as a director based on his industry experience and service on multiple company boards.
Richard Maroun served as a member of Private Aadi’s board of directors from February 2017 until the closing of the Merger in August 2021, at which time he became a member of our board of directors. Since June 2014, Mr. Maroun has served as Partner, General Counsel at Frazier Healthcare Partners, a private equity and venture capital firm. Prior to joining Frazier, Mr. Maroun was Senior Vice President and General Counsel of Aptalis Pharma US, Inc. from 2012 through February 2014. Previously, Mr. Maroun has served in numerous senior executive roles for APP Pharmaceuticals, Inc., a fully-integrated pharmaceutical company, including as Executive Vice President, Chief Administrative Officer, General Counsel, and Business Development Officer. Mr. Maroun has also previously held senior positions with Abraxis Bioscience, Inc., a biotechnology company, and American BioScience, Inc., a company involved in the research and development of novel drug compounds. Prior to joining American BioScience, Mr. Maroun was a Director of Merrill Lynch, Pierce, Fenner & Smith, and before that he was a Senior Tax Manager of Deloitte & Touche LLP. Mr. Maroun also currently serves as a board member or advisor of several privately-held companies funded by Frazier Healthcare Partners, including Community Care Health Network, LLC, Parata Systems, Inc., Orthotic Holdings, Inc., and AppianRx, and was previously a member of the board of directors of Organovo Holdings, Inc., a publicly traded biotechnology company, from August 2016 to July 2020. Mr. Maroun holds a LL.M. in Taxation from Boston University School of Law, a J.D. from Santa Clara University School of Law, and a B.S. degree in economics from John Carroll University. We believe Mr. Maroun is qualified to serve as a director based on his extensive leadership experience in the life sciences industry, his experience in mergers, acquisitions, and finance, and his legal and accounting expertise.
Emma Reeve has served on our board of directors since September 2021. Ms. Reeve served as Senior Vice President and Chief Financial Officer of Constellation Pharmaceuticals, Inc., a development-stage oncology company, from October 2017, and as its Treasurer from December 2020, until its acquisition in July 2021, and was its Secretary between December 2017 and September 2018. Prior to joining Constellation, Ms. Reeve served as Corporate Controller of Parexel International, a life sciences consulting firm and contract research organization, from September 2014 to October 2017, and as Interim Chief Financial Officer and Corporate Controller of Parexel from July 2016 to May 2017. Previously, Ms. Reeve served as Head of Finance and Administration at Novartis Pharma Schweiz, a pharmaceutical company, from May 2012 to August 2014, and as Vice President, Global Head Business Planning and Analysis for Novartis Vaccines and Diagnostics, a division of Novartis, from January 2008 to April 2012. Prior to that, she served as the Chief Financial Officer of Inotek Pharmaceuticals Inc., and of Aton Pharma, Inc., and in operational and finance roles at Merck Research Laboratories and Bristol Myers Squibb Company. Ms. Reeve has served as a member of the board of directors of PTC Therapeutics, Inc., a publicly traded pharmaceutical company, since December 2018, and previously served as a member of the board of directors of Editas Medicine, Inc., a publicly traded biopharmaceutical company, from September 2021 until December 2024. Ms. Reeve holds a B.Sc. in computer science from Imperial College, University of London and is an associate of the Institute of Chartered Accountants in England & Wales. Ms. Reeve serves on our Audit Committee and she qualifies as an audit committee financial expert under the SEC rules. We believe Ms. Reeve is qualified to serve as a director based on her extensive industry knowledge, financial and accounting expertise as a former chief financial officer and her life sciences expertise.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

EXECUTIVE OFFICERS
Our executive officers as of April 17, 2025 and their biographical information are set forth below:

Name	Age	Position(s)
David Lennon, Ph.D.	55	President & Chief Executive Officer
Scott Giacobello	54	Chief Financial Officer and Treasurer
Bryan Ball	54	Chief Technical Operations Officer
David Dornan, Ph.D.	47	Chief Scientific Officer
David Lennon, Ph.D. Please see the biographical information provided above in the section entitled “Director Nominees.”
Scott Giacobello has served as our Chief Financial Officer since November 2021 and was our interim Chief Executive Officer and President from March 2023 to October 2023. Prior to joining us, Mr. Giacobello served as the Chief Financial Officer of GW Pharmaceuticals plc, a global pharmaceuticals company, from March 2017 until its acquisition by Jazz Pharmaceuticals plc in May 2021. Prior to joining GW Pharmaceuticals, Mr. Giacobello served as Chief Financial Officer of Chase Pharmaceuticals Corporation, a clinical stage biopharmaceutical company focused on the development and commercialization of improved treatments for neurodegenerative disorders, until it was acquired by Allergan plc (now a wholly owned subsidiary of AbbVie Inc.) in 2016. From 2008 through 2015, Mr. Giacobello held senior level finance positions at Allergan including Vice President of Finance for Global Research & Development, Vice President of Corporate Finance and Vice President of Internal Audit & Compliance. Mr. Giacobello’s previous experience includes financial positions at the Black & Decker Corporation and Ernst & Young, LLP. Mr. Giacobello currently serves on the board of directors of the privately-held company Autobahn Therapeutics. Mr. Giacobello holds a bachelor’s degree in business administration from the University of Notre Dame and is a Certified Public Accountant.
Bryan Ball has served as our Chief Technical Operations Officer since March 2024 and served as our Chief Quality Officer and Senior Vice President, Manufacturing Operations from August 2022 to March 2024. From January 2021 to August 2022, Mr. Ball served as Chief Quality Officer and SVP, Operations at Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT), a biopharmaceutical company. From March 2019 to December 2020, Mr. Ball was Chief Quality Officer of Immunomedics, Inc., a biotechnology company, where he was responsible for all quality issues, including product development, clinical trials, manufacturing, testing, and distribution of the company’s clinical stage candidates and first commercial product. From 2015 to 2019, Mr. Ball was Senior Vice President for Quality, Environmental Health, and Safety at Mallinckrodt Pharmaceuticals, a pharmaceutical company. From 2012 to 2015, Mr. Ball was Vice President for Global Quality at Ikaria, Inc., which is now a part of Mallinckrodt Pharmaceuticals. From 2008 to 2012, he was Vice President for Quality Operations at Boehringer Ingelheim, a pharmaceutical company. Mr. Ball is a trained biologist, with an M.B.A. from Westminster College, an M.Sc. in cell biology from the University of North Carolina at Charlotte, and a B.Sc. in biology from Central Michigan University.
David Dornan, Ph.D., has served as our Chief Scientific Officer since February 2025. Prior to joining us, Dr. Dornan served as Chief Scientific Officer of Elevation Oncology, Inc., an oncology company, from March 2022 until February 2025. From January 2021 to March 2022, Dr. Dornan served as Chief Scientific Officer at Bolt Biotherapeutics, Inc., a biotechnology company. From November 2017 to January 2021, Dr. Dornan served as Senior Vice President of Research and Manufacturing at Bolt Biotherapeutics. From 2012 to November 2017, Dr. Dornan held various positions at Gilead Sciences, Inc., a biopharma company, including Director and Head of Oncology Research and Senior Research Scientist II, Oncology. From 2002 to 2012, Dr. Dornan held various positions at Genentech, Inc., a biotechnology company. Dr. Dornan currently serves on the board of directors of ReviR Therapeutics, a biotechnology company. Dr. Dornan received a B.Sc. in Biochemistry and Molecular Biology from the University of Strathclyde and a Ph.D. in Molecular Oncology/Biochemistry from the University of Dundee.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

CORPORATE GOVERNANCE
Board Composition and Structure
Our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the number of directors that constitutes the entire Board shall be fixed only by resolution of the Board acting pursuant to a resolution adopted by a majority of the whole board. Each director holds office until the expiration of the term for which they are elected and until such director successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. Our Certificate of Incorporation provides that our directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. Newly created directorships resulting from any increase in the number of directors, created in accordance with our bylaws, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders.
Our Certificate of Incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in size as practicable, designated Class I, Class II and Class III. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and our bylaws, if elected, our Class II directors will serve until the 2028 annual meeting of stockholders, our Class I directors will serve until the 2027 annual meeting of stockholders, and our Class III directors will serve until the 2026 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned among the classes as to make all classes as nearly equal in number as practicable.
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•character and professional integrity;
•ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the industries in which we compete;
•experience as a director or executive officer of another publicly held company;
•diversity with respect to education, race, ethnicity, gender, age and geography;
•conflicts of interest; and
•practical and mature business judgment.
Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Director Independence
We are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Dr. Castelein, Dr. Aghazadeh, Dr. Dalal, Dr. Hehenberger, Dr. Hirmand, Mr. Maroun, Ms. Reeve and Dr. Zhao, representing eight of our ten directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Dr. Lennon and Dr. Desai are not considered independent directors because Dr. Lennon is a current executive officer of our company and Dr. Desai was employed by the company within the last three years.
There are no family relationships among any of our directors, director nominees or executive officers.
Stockholder Recommendations
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications in writing to our Secretary at Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960 in accordance with the bylaws of the Company, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Board Leadership Structure and Role of Board in Risk Oversight
Board Leadership Structure
We have established a role of the chairman of the board, which is currently held by Caley Castelein, M.D., and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing a chairman of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development activities, operations, strategic direction and intellectual property as more fully discussed in the section entitled “Risk Factors” located in annual and quarterly reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Board Meetings and Attendance
The Board held 13 meetings during 2024, and each of the incumbent directors of the board attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board upon which they served (during the periods that they served) during 2024. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under SEC rules. Although we do not have a formal policy regarding attendance by members of our Board at the annual meeting of stockholders, members of our board are encouraged to attend. Three of our directors attended the 2024 Annual Meeting of Stockholders.

Board Committees
We have established the following standing board committees: Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a charter adopted by our Board. The composition and functioning of all committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and Nasdaq.
The following table sets forth which directors currently serve on each committee of the Board.

Audit	Compensation	Nominating and Corporate Governance
Emma Reeve (Chair)	Richard Maroun (Chair)	Anupam Dalal, M.D. (Chair)
Caley Castelein, M.D.	Anupam Dalal, M.D.	Behzad Aghazadeh, Ph.D.
Richard Maroun	Caley Castelein, M.D.	Karin Hehenberger, M.D., Ph.D.*

*	Based on the recommendation of the nominating and corporate governance committee, our Board has decided not to nominate Dr. Hehenberger for re-election to our Board at the Annual Meeting after the expiration of her term at the Annual Meeting. As such, as of the Annual Meeting, Dr. Hehenberger will no longer serve as a member of the nominating and corporate governance committee.
Audit Committee
Caley Castelein, Richard Maroun and Emma Reeve serve on the Audit Committee, which is chaired by Ms. Reeve. Our Board has determined that Caley Castelein, M.D., Richard Maroun and Emma Reeve are “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated Emma Reeve as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•appointing, compensating, retaining, evaluating, overseeing, and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•reviewing and discussing with management and the Company’s independent registered public accounting firm our internal controls over financial reporting;
•adopting and overseeing procedures to address complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•reviewing, approving and monitoring related party transactions involving directors or executive officers of the Company;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal, regulatory and ethical requirements as they relate to our financial statements and accounting matters;
•setting hiring policies with regard to the hiring of employees or former employees of the Company’s independent registered public accounting firm and overseeing the compliance with such policies;
•reviewing and discussing with management and the Company’s independent registered public accounting firm guidelines and policies to identify, monitor, and address enterprise risks, including cybersecurity risks;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement; and
•reviewing quarterly earnings releases.

The Audit Committee held five meetings during 2024. A copy of the Audit Committee Charter is available on the Company’s website at www.whitehawktx.com under the Investor Overview section.
Compensation Committee
Caley Castelein, Anupam Dalal and Richard Maroun serve on the Compensation Committee, which is chaired by Mr. Maroun. Our Board has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities include:
•annually reviewing and recommending to the independent directors on the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (or Principal Executive Officer);
•evaluating the performance of our Chief Executive Officer (or Principal Executive Officer) in light of such corporate goals and objectives and based on such evaluation recommending to the independent directors on the Board the CEO’s: (i) base salary, (ii) incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement, transition or consulting agreement, retirement agreement or change of control protections and (v) any other benefits, compensation or similar arrangement, if any (including without limitation perquisites and any other form of compensation such as a signing bonus or payment of relocation costs), including any amendments to or termination of any of the foregoing;
•reviewing and approving or recommending to the independent directors on the Board (i) base salary, (ii) incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement, transition or consulting agreement, retirement agreement or change of control protections and (v) any other benefits, compensation or similar arrangements, if any (including, without limitation, perquisites and any other form of compensation such as a signing bonus or payment of relocation costs), including any amendments to or terminations of any of the foregoing, of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•reviewing, approving and administering, including the termination of, the Company’s employee benefit and equity incentive plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•overseeing management’s engagement with stockholders and proxy advisory firms on executive compensation matters;
•reviewing and recommending to the independent directors on the Board the compensation of our directors;
•preparing the Compensation Committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
The Compensation Committee held six meetings during 2024. A copy of the Compensation Committee Charter is available on the Company’s website at www.whitehawktx.com under the Investor Overview section.
Nominating and Corporate Governance Committee
Behzad Aghazadeh, Anupam Dalal and Karin Hehenberger currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Dalal. Based on the recommendation of the nominating and corporate governance committee, our Board has decided not to nominate Dr. Hehenberger for re-election to our Board at the Annual Meeting after the expiration of her term at the Annual Meeting. As such, as of the Annual Meeting, Dr. Hehenberger will no longer serve as a member of the nominating and corporate governance committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•reviewing, assessing and recommending to the Board criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board based on the established criteria;
•overseeing the Company’s director orientation and continuing education, including making recommendations for continuing education of Board members and evaluating the participation of members of the Board in accordance with applicable listing standards;
•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•administering policies and procedures for various constituencies that are involved with the Company to communicate with the non-management Board members;
•developing and recommending to the Board corporate governance guidelines and reviewing the corporate governance guidelines and their application;
•developing, approving, reviewing, and monitoring compliance with the Company’s Code of Business Conduct and Ethics and considering potential conflicts of interest of Board members and other corporate officers; and
•overseeing the evaluation of our Board and management.
The Nominating and Corporate Governance Committee held one meeting during 2024. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.whitehawktx.com under the Investor Overview section.
Our Board may from time to time establish other committees.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation and our Certificate of Incorporation and bylaws. Our corporate governance guidelines are available on our website at www.whitehawktx.com under the Investor Overview section.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website, which is located at www.whitehawktx.com under the Investor Overview Section. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a current report on Form 8-K as may be required by law.
Insider Trading Policy (including Policy Prohibiting Hedging and Pledging of Securities)
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities and those of public companies in which we have a business relationship by our directors, officers, employees, consultants, contractors and advisors, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. It is our policy that any transactions in our securities by the company itself shall be in full compliance with insider trading laws, rules and regulations.
Under our insider trading policy, our directors, officers, employees, consultants, contractors, or advisors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans or as part of any other pledging transaction, and (5) holding our securities in a margin account.

DIRECTOR COMPENSATION
Director Compensation Policy
Our Board expects to review director compensation periodically to ensure that director compensation remains competitive so that we are able to recruit and retain qualified directors. We have adopted an outside director compensation policy, last amended and restated in May 2024, that provides for certain compensation to our non-employee directors (as amended the “Director Compensation Policy”), pursuant to which our non-employee directors will receive cash compensation, paid quarterly, as follows:
•Each non-employee director is entitled to receive an annual cash retainer in the amount of $40,000 per year.
•A non-employee chairperson is entitled to receive an additional annual cash retainer in the amount of $26,000 per year.
•The chairperson of the audit committee is entitled to receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each other member of the audit committee is entitled to receive additional annual cash compensation in the amount of $8,000 per year for such member’s service on the audit committee.
•The chairperson of the compensation committee is entitled to receive additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the compensation committee. Each other member of the compensation committee is entitled to receive additional annual cash compensation in the amount of $6,000 per year for such member’s service on the compensation committee.
•The chairperson of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $9,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each other member of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $4,500 per year for such member’s service on the nominating and corporate governance committee.
Upon a non-employee director’s initial appointment or election to our Board, that person will receive an option (the “Initial Grant”) to purchase shares of our common stock with an aggregate grant date fair value as determined in accordance with U.S. generally accepted accounting principles equal to $106,000 (decreased in May 2024 from $325,000). The Initial Grant will vest as to one thirty-sixth (1/36th) of the shares subject to the Initial Grant on a monthly basis following the Initial Grant’s grant date on the same day of the month as such grant date, subject to continued service through each applicable vesting date.
In addition, each non-employee director who has been serving as a director for the prior six months and will continue to serve as a director immediately following each annual stockholder meeting, will receive, on the first trading day immediately following the date of such annual stockholder meeting, an option (the “Annual Grant”) to purchase shares of our common stock with an aggregate grant date fair value equal to $58,000 (decreased in May 2024 from $180,000). The Annual Grant will fully vest on the earlier of the first anniversary of the applicable grant date or the date immediately before the date of the next annual stockholder meeting, subject to continued service through such vesting date.
In the event of a change in control, as defined in our 2021 Plan (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of the closing of the change in control.
Each Initial Grant and Annual Grant will be granted under our 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.
The 2021 Plan includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the Board). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
2024 Director Compensation Table
The following table sets forth information for the year ended December 31, 2024, regarding the compensation awarded to, earned by or paid to our non-employee directors. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Drs. Lennon and Desai as employees of the Company, and Dr. Desai's compensation received as a non-employee director since October 1, 2024, is presented in “Executive Compensation—Summary Compensation Table”.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation($)	Total($)
Caley Castelein, M.D. (2)	80,000	—	57,999	—	137,999
Anupam Dalal, M.D. (3)	55,000	—	57,999	—	112,999
Emma Reeve (4)	60,000	—	57,999	—	117,999
Behzad Aghazadeh, Ph.D. (5)	44,500	—	57,999	—	102,499
Karin Hehenberger, M.D., Ph.D. (6)	44,500	—	57,999	—	102,499
Richard Maroun (7)	60,000	—	57,999	—	117,999
Mohammad Hirmand, M.D. (8)	40,000	—	57,999	—	97,999
Baiteng Zhao, M.D. (9)	1,429	—	105,999	—	107,428
(1)The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our non-employee directors from the options.
(2)As of December 31, 2024, Dr. Castelein held options to purchase 117,727 shares of Company common stock and 19,694 shares of common stock, respectively.
(3)As of December 31, 2024, Dr. Dalal held options to purchase 117,727 shares of Company common stock and 1,130 shares of common stock, respectively.
(4)As of December 31, 2024, Ms. Reeve held options to purchase 109,146 shares of Company common stock.
(5)As of December 31, 2024, Dr. Aghazadeh held options to purchase 110,209 shares of Company common stock.
(6)As of December 31, 2024, Dr. Hehenberger held options to purchase 110,209 shares of Company common stock.
(7)As of December 31, 2024, Mr. Maroun held options to purchase 133,999 shares of Company common stock.
(8)As of December 31, 2024, Dr. Hirmand held options to purchase 105,038 shares of Company common stock.
(9)As of December 31, 2024, Dr. Zhao held options to purchase 61,192 shares of Company common stock.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to the Chief Executive Officer, except that our Chief Executive Officer does not make recommendations as to the Chief Executive Officer's own compensation or attend the portions of the meeting relating to the Chief Executive Officer's compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and individual goal achievement. Our Compensation Committee then reviews the recommendations and market data. Our Compensation Committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. As a part of determining compensation for our named executive officers, the Compensation Committee engaged Radford, a business unit of Aon plc, as an independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:
•trends and emerging topics with respect to executive compensation;
•peer group selection for executive compensation benchmarking;
•compensation practices of our peer group;
•compensation programs for executives and all of our employees; and
•stock utilization and related metrics.
When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the Compensation Committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.
In determining to engage Radford, the Compensation Committee considered the independence of Radford and determined that there were no conflicts of interest and that Radford is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Risk Assessment. Our Compensation Committee has reviewed our incentive compensation programs and discussed the concept of risk as it relates to our compensation program. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive or inappropriate risk-taking. Key features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, compensation is generally linked to both corporate performance and individual performance. Our corporate targets are applicable to our executives and employees alike, regardless of business unit. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person's position in the company or their business unit. Finally, we believe that the multi-year vesting of our equity awards properly account for the time horizon of risk.
Overview
Our executive compensation program reflects our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of restricted stock and stock options, and other employee benefits generally available to our employees. The named executive officers are also entitled to compensation and benefits upon certain terminations of employment pursuant to their executive employment agreements as described below.
The named executive officers for the year ended December 31, 2024 were as follows:
•David Lennon, Ph.D., our President and Chief Executive Officer;
•Scott Giacobello, our Chief Financial Officer;
•Bryan Ball, our Chief Technical Operations Officer;

•Neil Desai, Ph.D., our former Executive Chairman; and
•Loretta Itri, M.D., our former Chief Medical Officer.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2024 and 2023. The total compensation presented does not reflect the actual compensation received by our named executive officers. For example, the amounts in the “Stock Awards” column include the grant date fair values of time-based restricted stock units granted in that applicable year and the amounts in the “Option Awards” column include the grant date fair values of time-based stock options granted in that applicable year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Lennon (6)	2024	654,400	—	124,800	232,868	—	—	1,012,068
President and Chief Executive Officer	2023	160,000	100,000	139,999	1,717,935	17,753	—	2,135,688

Scott Giacobello (7)	2024	483,407	—	51,840	272,682	—	—	807,929
Chief Financial Officer	2023	469,328	94,122	—	1,327,954	79,780	—	1,971,183

Bryan Ball (8)	2024	460,173	—	38,400	149,998	—	—	648,571
Chief Technical Operations Officer

Neil Desai (9)	2024	484,512	—	—	—	—	1,175,239	1,659,751
Former Executive Chairman	2023	638,040	—	—	1,451,968	72,306	—	2,162,314

Loretta Itri (10)	2024	403,936	—	57,600	194,543	—	973,995	1,630,074
Former Chief Medical Officer	2023	521,475	—	—	858,234	44,322	51,654	1,475,685
(1)These amounts represent payment of (i) a $100,000 cash sign-on bonus paid to Dr. Lennon in connection with his commencement of employment with us and (ii) a $43,000 per calendar quarter cash bonus (pro-rated for the actual number of days in each quarterly period Mr. Giacobello served as our Interim Chief Executive Officer and President).
(2)These amount reported in the Stock Awards column represents the grant date fair value of restricted stock units granted to the named executive officer as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units reported in the Stock Awards column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(3)The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(4)Amount represents cash bonus earned for performance in 2023 based upon achievement of corporate performance goals. No cash bonus was awarded for 2024.
(5)Amount includes: For Dr. Itri, reimbursement for monthly housing expenses and payment of consulting fees pursuant to a consulting agreement entered into between Dr. Itri and us, effective as of October 1, 2024; for Drs. Itri and Desai, payment of severance payments and payment of accrued paid time off in connection with their termination of employment with us; for Dr. Desai, $10,000 received as a retainer fee for service commencing on October 1, 2024 as a non-employee member of our Board pursuant to the Outside Director Compensation Policy.

(6)Dr. Lennon joined the company in October 2023 as our President and Chief Executive Officer and a member of our Board.
(7)Mr. Giacobello has served as our Chief Financial Officer since joining the company in November 2021. From March 14, 2023 to October 2, 2023, he also served as our interim President and Chief Executive Officer.
(8)Mr. Ball has served as our Chief Technical Operations Officer since March 2024 and served as our Chief Quality Officer and Senior Vice President, Manufacturing Operations from August 2022 to March 2024.
(9)Dr. Desai served as our Executive Chairman until October 1, 2024.
(10)Dr. Itri served as our Chief Medical Officer until October 1, 2024, following which we entered into a consulting agreement with Dr. Itri pursuant to which she provided 10 hours of consulting and advisory services per month in exchange for a monthly retainer of $8,000 through March 2025. Since April 2025, Dr. Itri remains a consultant on an as needed basis with an hourly rate.

Outstanding Equity Awards at December 31, 2024
The following table sets forth information regarding outstanding equity awards for each of the named executive officers as of December 31, 2024.

	Option Awards					Stock Awards
Name and Principal Position	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
David Lennon	3/1/2024 (3)	30,768	—	1.92	3/1/2034
President and	3/1/2024	—	130,000	1.92	3/1/2034
Chief Executive Officer	3/1/2024 (4)	—	—	—	—	65,000	205,075
	10/2/2023	142,916	347,084	4.30	10/2/2033
	10/2/2023 (5)	—	—	—	—	32,558	102,720

Scott Giacobello	3/1/2024 (3)	138,263	—	1.92	3/1/2034
Chief Financial Officer	3/1/2024	—	55,000	1.92	3/1/2034
	3/1/2024 (4)	—	—	—	—	27,000	85,185
	4/3/2023	41,666	58,334	7.47	4/3/2033
	3/1/2023	39,375	50,625	10.93	3/1/2033
	4/1/2022	30,933	15,467	17.24	4/1/2032
	11/1/2021	154,166	45,834	27.40	11/1/2031

Bryan Ball	3/1/2024(3)	65,809	—	1.92	3/1/2034
Chief Technical	3/1/2024	—	40,000	1.92	3/1/2034
Operations Officer	3/1/2024 (4)	—	—	—	—	20,000	63,100
	3/1/2023	21,875	28,125	10.93	3/1/2033
	8/15/2022	86,041	61,459	13.97	8/15/2032

Neil Desai	1/3/2023	128,125	21,875	12.31	1/3/2033
Former Executive	4/1/2022	153,300	—	17.24	4/1/2032
Chairman	9/8/2021	125,000	—	27.67	9/8/2031
	3/13/2020 (4)	7,930	—	3.41	3/13/2030
	1/31/2018	31,720	—	2.21	1/31/2028

Loretta Itri, M.D.	3/1/2024 (3)	76,813	—	1.92	3/1/2034
Former Chief Medical	3/1/2024	—	60,000	1.92	3/1/2034
Officer	3/1/2024 (4)	—	—	—	—	30,000	94,650
	3/1/2023	44,778	57,572	10.93	3/1/2033
	4/1/2022	44,866	22,434	17.24	4/1/2032
	10/21/2021	146,458	38,542	26.85	10/21/2031
(1)Unless otherwise noted, each option vests 25% on the first anniversary of the grant date, then vests in 36 equal monthly installments thereafter, such that the option is vested on the fourth anniversary of the grant date, subject to the holder continuing to provide services to the Company through each applicable vesting date.
(2)Calculated by multiplying the number of unvested shares by $3.155, the closing price per share of our common stock on Nasdaq on December 31, 2024, the last trading day of 2024.
(3)Each option was granted in respect of amounts payable to such named executive officers under our 2023 bonus plan and was fully vested at grant.
(4)25% of such restricted stock units will vest on each anniversary of the grant date, subject to the holder continuing to provide services to the Company through each applicable vesting date.
(5)100% of such restricted stock units vested on October 2, 2024.

Employment Agreements
We have entered into employment agreements with Dr. Lennon, Mr. Giacobello and Mr. Ball. Each employment agreement provides for “at will” employment, meaning that either we or the officer may terminate the employment relationship at any time without cause. The material terms of the employment agreements with our named executive officers are described below.
Executive Employment Agreements with David Lennon, Ph.D.
In connection with Dr. Lennon’s appointment as our President and Chief Executive Officer, on September 29, 2023, the Company entered into an Executive Employment Agreement (the “Lennon Employment Agreement”) with Dr. Lennon. Pursuant to the terms of the Lennon Employment Agreement, Dr. Lennon is eligible to receive an annual base salary, currently $659,200 and is eligible to receive an annual bonus, currently up to 60% of Dr. Lennon’s annual base salary upon achievement of performance objectives to be determined by the Board or its authorized committee in its sole discretion, with reasonable input from Dr. Lennon. The Board, or the compensation committee of the Board, may also, in each of their sole discretion, approve additional discretionary bonus amounts to Dr. Lennon. Dr. Lennon is eligible to participate in employee benefit plans generally available to other senior executives of the Company. Until December 31, 2024, Dr. Lennon was eligible to receive reimbursement for reasonable temporary housing and travel between Chicago, Illinois and New Jersey or California, with the amounts of any reimbursement increased to make such travel reimbursement payments tax neutral to him.
The Lennon Employment Agreement further provides that if Dr. Lennon’s employment is terminated by the Company without Cause (as defined in the Lennon Employment Agreement) or Dr. Lennon resigns for Good Reason (as defined in the Lennon Employment Agreement), he will be entitled to receive: (i) base salary, at the rate then in effect, continuation for eighteen months following termination, and (ii) if he elects COBRA coverage, up to eighteen months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Dr. Lennon’s employment is terminated by the Company without Cause or he resigns for Good Reason, within twelve months following a Change of Control (as defined in the Lennon Employment Agreement) or three months prior to a Change of Control, he will be entitled to receive: (i) a lump sum payment equal to one hundred and fifty percent (150%) of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to eighteen months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Dr. Lennon pursuant to the Lennon Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date.
Employment Agreement with Scott Giacobello
In connection with his appointment, Mr. Giacobello entered into an employment agreement, dated October 28, 2021, effective as of November 1, 2021 (the “Giacobello Employment Agreement”). The Giacobello Employment Agreement provides for an annual base salary, currently $486,953 and eligibility to receive an annual bonus, currently up to 45% of Mr. Giacobello’s annual base salary. Mr. Giacobello is eligible to participate in employee benefit plans generally available to other senior executives of the Company. Mr. Giacobello has also entered into the standard indemnification agreement.
The Giacobello Employment Agreement further provides that if Mr. Giacobello’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Giacobello resigns for Good Reason (as defined in the Giacobello Employment Agreement), he will be entitled to receive: (i) base salary, at the rate then in effect, continuation for twelve months following termination, and (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Mr. Giacobello’s employment is terminated by the Company without Cause or he resigns for Good Reason, within twelve months following a Change of Control (as defined in the Giacobello Employment Agreement) or three months prior to a Change of Control, he will be entitled to receive: (i) a lump sum payment equal to 100% of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Mr. Giacobello pursuant to the Giacobello Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date.
Employment Agreement with Bryan Ball
In connection with his appointment, Mr. Ball entered into an employment agreement, dated July 11, 2022, effective as of August 15, 2022 (the “Ball Employment Agreement”). The Ball Employment Agreement provides for an annual base salary, currently $463,549, and eligibility to receive an annual bonus, currently up to 45% of Mr. Ball’s annual base salary. Mr. Ball’s current base salary is $463,549. Mr. Ball is eligible to participate in employee benefit plans generally available to other senior executives of the Company. Mr. Ball has also entered into the standard indemnification agreement.
The Ball Employment Agreement further provides that if Mr. Ball’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Ball resigns for Good Reason (as defined in the Ball Employment Agreement), he will be entitled to receive: (i) base salary, at the rate then in effect, continuation for twelve months following termination, and (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Mr. Ball’s employment is terminated by the Company without Cause or he resigns for Good Reason, within twelve months following a Change of Control (as defined in the Ball Employment Agreement) or three months prior to a Change of Control, he will be entitled to receive: (i) a lump sum payment equal to 100% of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Mr. Ball pursuant to the Ball Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date.
Retention Agreements
On September 17, 2024, the Company entered into Retention Bonus Letters with each of Dr. Lennon and Messrs. Giacobello and Ball, pursuant to which each executive was eligible to be paid a Retention Bonus subject to continued employment with the Company through the earlier of (i) March 31, 2025, or (ii) the date of a Change of Control (as defined in the applicable Retention Bonus Letter), provided that the executive would remain eligible to receive the Retention Bonus if the executive’s employment was terminated by the Company other than for Cause, death or disability, or if the executive resigned for Good Reason (each such term as defined in the applicable Retention Bonus Letter), subject to execution of a separation agreement and release of claims in favor of the Company. The amount of each such Retention Bonus was $390,000 for Dr. Lennon, $220,000 for Mr. Giacobello and $210,000 for Mr. Ball. Each Retention Bonus was earned by the applicable named executive officer on March 31, 2025 and paid by the Company in March 2025.
Effective Arrangements with Drs. Desai and Itri
Transition Agreement and Release with Neil Desai, Ph.D.
Dr. Desai terminated employment as our Executive Chairman, effective as of October 1, 2024.
Pursuant to the terms of a Transition Agreement and Release entered into between Dr. Desai and the Company, dated October 16, 2024, Dr. Desai became eligible to receive the following: (i) continuing payments of severance pay in the aggregate amount of $1,072,539, payable over a period of 18 months, (ii) payment of COBRA premiums for up to 18 month from the date of termination, and (iii) accelerated vesting of equity awards subject solely to service-based vesting as to the number of shares subject to such awards that would have otherwise vested had Dr. Desai continued to be employed by the Company for an additional 18 months following termination of Dr. Desai’s employment, and (iv) Dr. Desai’s outstanding stock option awards will remain exercisable until the earlier of (a) 12 months following the date of Dr. Desai’s termination of employment or (b) the expiration of the term of such stock option award set forth in the applicable stock option agreement.
Additionally, effective as of October 1, 2024, Dr. Desai became eligible to receive compensation pursuant to the terms of our Outside Director Compensation Policy. Dr. Desai will continue to vest in his outstanding Company equity awards in accordance with their terms for the duration of time that he continues to serve as a member of our board of directors.
Transition Agreement and Release and Consulting Agreement with Loretta Itri, M.D.
Dr. Itri terminated employment as our Chief Medical Officer, effective as of October 1, 2024.
Pursuant to the terms of a Transition Agreement and Release entered into between Dr. Itri and the Company, dated September 16, 2024, Dr. Itri became eligible to receive the following: (i) continuing payments of severance pay for a period of 12 months equal to the sum of (A)(x) 100% of Dr. Itri’s base salary rate, as in effect on the date of termination, plus (y) 100% of Dr. Itri’s target bonus for 2024 (which will not be prorated for partial 2024 service), divided by (B) 12 (or, approximately $784,536 in the aggregate); and (ii) a lump sum payment equal to approximately $59,809, which represents the cost of COBRA coverage for a period of 18 months from the date of termination.
Additionally, Dr. Itri and the Company have entered into a consulting agreement pursuant to which, following the cessation of her employment, Dr. Itri provided 10 hours of consulting and advisory services to the Company per month in exchange for a monthly retainer of $8,000 through March 2025. Commencing in April 2025, Dr. Itri provides consulting services on an as needed basis for an hourly rate. The consulting arrangement expires December 31, 2025, subject to further renewal. Dr. Itri will continue to vest in her outstanding Company equity awards in accordance with their terms for the duration of time that she continues to serve as a consultant.
Retirement Plan
We offer a 401(k) plan to eligible employees, including our named executive officers. Under this plan, all eligible employees may contribute a percentage of their eligible compensation up to a maximum limit per year. We make matching contributions under our 401(k) plan up to a maximum of 4% of an employee’s eligible earnings. Company contributions are discretionary.
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Neil Desai¹ ($)	Summary Compensation Table Total for Brendan Delaney¹ ($)	Summary Compensation Table Total for Scott Giacobello¹ ($)	Summary Compensation Table Total for David Lennon¹ ($)	Compensation Actually Paid to Neil Desai¹˒²˒³ ($)	Compensation Actually Paid to Brendan Delaney¹˒²˒³ ($)	Compensation Actually Paid to Scott Giacobello¹˒²˒³ ($)	Compensation Actually Paid to David Lennon ¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on: [4] TSR ($)	Net Income ($ Thousands)
2024	—	—	—	1,012,068	—	—	—	1,611,751	1,186,581	1,351,842	13.06	(63,691)
2023	—	1,645,015	1,971,183	2,135,688	2,162,314	(1,290,600)	93,852	1,091,523	1,819,000	(140,244)	8.36	(65,765)
2022	3,052,812	—	—	—	—	—	—	—	1,594,777	(132,196)	53.13	(60,513)

1.    Neil Desai became our PEO in August 2021, in connection with the Merger. Brendan Delaney was our PEO starting on January 1, 2023 until March 14, 2023. Scott Giacobello was our PEO (interim CEO) from March 15, 2023 to October 2, 2023. David Lennon was our PEO from October 3, 2023 to present. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2022	2023	2024
Brendan Delaney	Neil Desai	Scott Giacobello
Loretta Itri	Loretta Itri	Bryan Ball
		Neil Desai
		Loretta Itri
2.    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Summary Compensation Table Total for David Lennon ($)	Exclusion of Stock Awards and Option Awards for David Lennon ($)	Inclusion of Equity Values for David Lennon ($)	Compensation Actually Paid to David Lennon ($)
2024	1,012,068	(357,668)	957,351	1,611,751

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,186,581	(191,266)	356,527	1,351,842

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David Lennon ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for David Lennon ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for David Lennon ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for David Lennon ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for David Lennon ($)	Total - Inclusion of Equity Values for David Lennon ($)
2024	551,053	359,518	43,425	3,355	0	957,351

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	163,862	101,867	99,109	(8,311)	0	356,527

4.    The Company TSR assumes $100 was invested in the Company for the period starting December 31, 2021 through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
Compensation Actually Paid ($ Millions)
$120
$100
$80
$60
$40
$20
$0
Whitehawk Therapeutics TSR (FYE 2021 indexed to $100)
100.00
1.4
53.13
-0.1
-1.3
0.1
1.1
8.36
-0.1
1.6
1.4
13.06
2021
2022
2023
2024
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
PEO 3 Compensation Actually Paid
PEO 4 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Whitehawk Therapeutics, Inc. TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

Policies and Practices for Granting Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
Our Board and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. The timing of any stock option grants to recipients in connection with new hires, promotions, or other non-routine grants is, in general, tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
No stock options were issued to our named executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.
Securities Authorized for Issuance Under Equity Compensation Plans
We maintain our 2017 Stock Option and Incentive Plan, 2021 Plan, 2021 Employee Stock Purchase Plan ("2021 ESPP"), 2023 Inducement Equity Incentive Plan ("2023 Plan"), which was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4), and the Amended and Restated 2014 Equity Incentive Plan, which was assumed by us in connection with the Merger approved by our stockholders. As of December 31, 2024, we had three active equity compensation plans and two inactive equity compensation plans with awards still outstanding at December 31, 2024. We also have warrants outstanding that were issued prior to the Merger to an individual pursuant to an equity compensation plan not approved by our stockholders.

On February 28, 2025 the Company’s stockholders approved the amendment and restatement of the 2021 Plan to (i) increase the number of shares available for future grant under the 2021 Plan from 2,000,284 shares to 8,300,284 shares and (ii) increase the 2021 Plan’s default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately preceding fiscal year to 5%. The increase to the shares available for issuance under the 2021 Plan and the amended default annual automatic share reserve is not reflected in the table below.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)(2)(3)	4,716,506		$11.53	1,823,798	(4)
Equity compensation plans not approved by security holders	519,167	(5)	$4.47	110,000
Total	5,235,673			1,933,798	(4)
(1)Includes the following plans: Amended and Restated 2014 Equity Incentive Plan, 2017 Stock Option and Incentive Plan, 2021 Plan, and 2021 ESPP.
(2)Our Board adopted, and our stockholders approved, our 2021 Plan. The 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the least of (i) 2,070,784 shares, (ii) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year (five percent (5%) following the February 28, 2025 stockholder approval of the amendment to the 2021 Plan) or (iii) such number of shares determined by our Board no later than the last day of the immediately preceding fiscal year. On January 1, 2025, the number of shares available under the 2021 Plan increased by 987,228 shares pursuant to this feature.
(3)Our Board adopted, and our shareholders approved, the 2021 ESPP. The 2021 ESPP provides that the number of shares available for issuance under the 2021 ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 310,617 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the administrator no later than the last day of the immediately preceding fiscal year. On January 1, 2025, the number of shares available under the 2021 ESPP increased by 246,807 shares pursuant to this feature.
(4)Excludes (i) 987,228 additional shares of common stock that may be issued pursuant to our 2021 Plan pursuant to an automatic annual increase effective on January 1, 2025 and (ii) 246,807 additional shares of common stock that may be issued pursuant to our 2021 ESPP pursuant to an annual increase effective on January 1, 2025.
(5)Reflects (i) an option to acquire 490,000 shares at an exercise price per share equal to $4.30 issued under the 2023 Plan and (ii) warrants issued for the purchase of 29,167 shares of common stock at an exercise price of $7.29 per share. These warrants are compensatory in nature and are fully vested.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock at April 17, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•each of our directors;
•each of our named executive officers; and
•all current directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 17, 2025 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such persons.
The percentage of shares beneficially owned is computed on the basis of 46,784,618 shares of common stock outstanding as of April 17, 2025. Shares of common stock that a person has the right to acquire within 60 days of April 17, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960.

	Shares Beneficially Owned
5% Stockholders:	Number	Percentage
Entities Affiliated with Avoro (1)	11,804,752	19.9%
Entities Affiliated with Suvretta (2)	4,727,510	9.9%
Orbimed Genesis Master Fund, L.P. (3)	4,166,000	8.9%
Entities Affiliated with EcoR1 Capital (4)	3,927,253	8.4%
Entities Affiliated with Acuta Capital Partners (5)	3,410,402	7.3%
Entities Affiliated with Ally Bridge Group (6)	2,914,605	6.2%

Named Executive Officers and Directors:
David Lennon, Ph.D. (7)	308,988	*
Scott Giacobello (8)	507,906	1.1%
Bryan Ball (9)	413,766	*
Neil Desai, Ph.D. (10)	2,276,066	4.9%
Loretta Itri, M.D. (11)	379,436	*
Caley Castelein, M.D. (12)	2,303,419	4.9%
Behzad Aghazadeh, Ph.D. (13)	11,914,961	19.9%
Anupam Dalal, M.D. (14)	3,529,259	7.5%
Karin Hehenberger, M.D., Ph.D. (15)	110,209	*
Mohammad Hirmand, M.D. (16)	88,591	*
Richard Maroun (17)	133,999	*
Emma Reeve (18)	109,146	*
Baiteng Zhao (19)	1,258,498	2.7%
All directors and executive officers as a group (13 persons) (20)	23,334,244	49.9%
*Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)Based solely on a Schedule 13D/A, filed with the SEC on March 4, 2025 consists of (i) 2,849,402 shares of common stock that are held by Avoro Life Sciences Fund LLC (“Avoro Life Science Fund”), an investment fund managed by Avoro Capital Advisors LLC (“Avoro Capital”), (ii) 622,350 shares of common stock that are held by Avoro Ventures Fund L.P. (“Avoro Ventures Fund”), an investment fund managed by Avoro Ventures LLC (“Avoro Ventures”), (iii) 6,666,400 shares of common stock issuable upon the exercise of Pre-Funded Warrants purchased in the PIPE Financing by Avoro Life Sciences Fund, and (iv) 1,666,600 shares of common stock issuable upon the exercise of Pre-Funded Warrants purchased in the PIPE Financing by Avoro Ventures Fund. The Pre-Funded Warrants may not be exercised to the extent such exercise would cause Avoro Life Science Fund and Avoro Ventures Fund, together with their affiliates, to beneficially own in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. Avoro Capital has sole voting power and sole dispositive power with regard to the securities held by Avoro Life Sciences and Avoro Ventures has sole dispositive power with regard to securities held by Avoro Ventures Fund. Behzad Aghazadeh, a director of the Company, is the portfolio manager and controlling person at Avoro Capital and Avoro Ventures. The principal business address of each of Avoro Capital and Mr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.
(2)Consists of (i) 3,278,917 shares of common stock purchased in the PIPE Financing by Averill Master Fund, Ltd. (“Averill Master Fund”), (ii) 421,083 shares purchased in the PIPE Financing by Averill Madison Master Fund, Ltd. (“Averill Madison Fund” and, together with Averill Master Fund, the “Averill Funds”), and (iii) 1,027,510 shares of common stock subject to Pre-Funded Warrants purchased in the PIPE Financing by the Averill Funds. The beneficial ownership shown above excludes an additional 2,551,348 shares of common stock subject to Pre-Funded Warrants purchased in the PIPE Financing by the Averill Funds. The Pre-Funded Warrants may not be exercised to the extent such exercise would cause the Averill Funds, together with their affiliates, to beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. Suvretta Capital Management, LLC is the investment manager of the Averill Funds. Aaron Cowen is a control person of Suvretta Capital Management, LLC and as such may be deemed to beneficially own these shares. The principal business address of Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(3)Consists of 4,166,000 shares of common stock purchased in the PIPE Financing by OrbiMed Genesis Master Fund, L.P. (“Genesis”). OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors is the managing member of Genesis GP. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis, except to the extent of its or his pecuniary interest therein if any. The address for each of the entities and individuals above is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York.
(4)Consists of (i) the following shares of common stock purchased in the PIPE Financing: (a) 1,959,162 shares of common stock purchased by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”) and (b) 122,838 shares of common stock purchased by EcoR1 Capital Fund, L.P. (“Capital Fund”, and together with Qualified Fund, the “EcoR1 Capital Funds”); and, (ii) based solely on a Schedule G filed with the SEC on August 23, 2025 (y) 1,736,015 shares of common stock that were previously held by Qualified Fund and (z) 109,238 shares of common stock that are held by EcoR1 Capital, LLC (“EcoR1”). EcoR1 is the general partner of EcoR1 Capital Funds. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive voting power over the shares held by the EcoR1 Capital Funds. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for EcoR1 Capital LLC, the EcoR1 Capital Funds and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA.
(5)Consists of (i) 2,535,488 shares of common stock held by Acuta Capital Fund, L.P. (“Acuta Capital”) and (ii) 874,914 shares held by Acuta Opportunity Fund, L.P. (“Acuta Opportunity Fund”). Acuta Capital Partners, LLC (“Acuta Partners”) is a general partner of each of Acuta Capital and Acuta Opportunity Fund. According to the Schedule 13D/A filed with the SEC on January 24, 2025, Acuta Partners has shared voting power and shared dispositive power with regard to 1,849,402 shares of common stock. Dr. Dalal, a director of the Company, is the Chief Investment Officer and Managing Member of Acuta Partners. Dr. Dalal has voting and investment authority over all of the shares held by each of Acuta Capital and Acuta Opportunity Fund. Each of Acuta Partners and Dr. Dalal disclaim beneficial ownership of the shares of common stock held by each of Acuta Capital and Acuta Opportunity Fund except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals above is c/o Acuta Capital Partners, LLC, 255 Shoreline Drive, Suite 515, Redwood City, California 94065.

(6)Based solely on a Schedule 13G filed with the SEC on March 11, 2025, consists of (i) 817,939 shares of common stock held of record by Ally Bridge MedAlpha Master Fund LP; (ii) 26,666 shares of common stock held of record by ABG Innovation-SO Limited; and (iii) 2,070,000 shares of common stock purchased in the PIPE Financing by ABG V-SIV Limited. The amount of securities reported herein does not include 7,110,000 shares of common stock issuable upon exercise of Pre-Funded Warrants held of record by ABG V-SIV Limited. The Pre-Funded Warrants may not be exercised to the extent such exercise would cause ABG V-SIV Limited, together with its affiliates, to beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. ABG Management Ltd. is the sole member of Ally Bridge Group (NY) LLC, which manages the investments of Ally Bridge MedAlpha Master Fund L.P. ABG Innovation Capital Partners III GP Limited is the general partner of ABG Innovation Capital Partners III GP, L.P., which is the general partner of Ally Bridge Group Innovation Capital Partners III, L.P., which is the sole shareholder of ABG Innovation-SO Limited ABG Global Life Science Capital Partners V GP Limited is the general partner of ABG Global Life Science Capital Partners V GP, L.P., which is the general partner of each of Ally Bridge Group Global Life Science Capital Partners V, L.P. and ABG-SIV, L.P., which are the shareholders of ABG V-SIV Limited Mr. Fan Yu is the controlling stockholder of each of ABG Management Ltd., ABG Innovation Capital Partners III GP Limited, and ABG Global Life Science Capital Partners V GP Limited. Accordingly, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the securities held of record by Ally Bridge MedAlpha Master Fund LP, ABG Innovation-SO Limited and ABG V-SIV Limited. Each of them disclaims beneficial ownership of such securities. The principal business office address for Ally Bridge Group (NY) LLC is 430 Park Avenue, 12th Floor, New York, NY 10022. The principal business office address for ABG Management Ltd. and Mr. Fan Yu is Unit 3902, 39/F, East Tower Cheung Kong Center II, 10 Harcourt Road Central, Hong Kong. The principal business office address for each of the other entity listed above Persons is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands.
(7)Consists of (i) 33,429 shares of common stock held directly by Dr. Lennon and (ii) 275,559 shares issuable upon the exercise of options within 60 days of April 17, 2025.
(8)Consists of (i) 31,766 shares of common stock held directly by Mr. Giacobello and (ii) 476,140 shares issuable upon the exercise of options within 60 days of April 17, 2025.
(9)Consists of (i) 202,853 shares of common stock held directly by Mr. Ball and (ii) 210,913 shares issuable upon the exercise of options within 60 days of April 17, 2025.
(10)Consists of (i) 1,171,543 shares of common stock held indirectly by the Anishka Family Trust, (ii) 639,698 shares of common stock held indirectly by the Anishka Irrevocable 2016 Trust dated October 19, 2016 (the “Anishka Irrevocable Trust”), and (iii) 464,825 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025. Dr. Desai disclaims beneficial ownership of the securities held in the Anishka Irrevocable Trust, except to the extent of any pecuniary interest therein.
(11)Consists of (i) 4,294 shares of common stock held indirectly by Dr. Itri; (ii) 372,142 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025 and (iii) 3,000 shares of common stock held indirectly by Dr. Itri’s spouse.
(12)Consists of (i) 19,694 shares of common stock held directly by Dr. Castelein, (ii) 2,165,998 shares of common stock held indirectly by KVP Capital, LP (“KVP Capital”), and (iii) 117,727 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025. Dr. Castelein is the Managing Director of KVP Capital and Dr. Castelein disclaims beneficial ownership of the shares held by KVP Capital, except to the extent of his pecuniary interest therein.
(13)Consists of (i) the securities listed in footnote (1) above and (ii) 110,209 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025.
(14)Consists of (i) 1,130 shares of common stock held directly by Dr. Dalal, (ii) the securities listed in footnote (5) above, and (iii) 117,727 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025.
(15)Consists of 110,209 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025.
(16)Consists of 88,591 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025.

(17)Consists of 133,999 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025.
(18)Consists of 109,146 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025.
(19)Consists of (i) 1,250,000 shares of common stock held indirectly by WZCUBE LLC, which were purchased in the PIPE Financing, and (ii) 8,498 shares of common stock issuable upon the exercise of options within 60 days of April 17, 2025. Dr. Zhao is the manager of WZCUBE LLC and exercises investment and voting power over the shares held. Dr. Zhao disclaims beneficial ownership of the shares held by WZCUBE LLC, except to the extent of his pecuniary interest therein.
(20)Consists of an aggregate of (i) 20,738,559 shares of common stock and/or shares of common stock subject to Pre-Funded Warrants and (ii) 2,595,685 shares issuable upon the exercise of stock options within 60 days of April 17, 2025 held by our current executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which we were a party and in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
PIPE Financing and Subscription Agreement
On December 19, 2024, we entered into a subscription agreement (the "Subscription Agreement") with each of the purchasers named therein (the “PIPE Investors”), pursuant to which we agreed to sell to the PIPE Investors (i) 21,592,000 shares of our common stock, at a purchase price of $2.40 per share, and (ii) 20,076,500 pre-funded warrants to acquire common stock (the "Pre-Funded Warrants"), at a purchase price of $2.3999 per Pre-Funded Warrant, for an aggregate purchase price of $100 million (collectively, the “PIPE Financing”). The Pre-Funded Warrants have an exercise price of $0.0001 per share of common stock, are immediately exercisable, and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, at the election of the holder, of the number of shares of common stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to us.
The PIPE Financing closed on March 4, 2025.
Registration Rights Agreement
At the closing of the PIPE Financing, in connection with the Subscription Agreement, we entered into a Registration Rights Agreement with the PIPE Investors. Pursuant to the Registration Rights Agreement, we prepared and filed a resale registration statement with the SEC on March 31, 2025, which was declared effective by the SEC on April 8, 2025.
We also agreed, among other things, to indemnify each participating holder, their officers, directors, members, employees, and agents, successors and assigns, and each other person, if any, who controls such participating holder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), under the registration statement from certain losses, claims, damages, liabilities and expenses incident to our obligations under the Registration Rights Agreement.
Participation in the PIPE Financing by the Company’s Directors, Executive Officers and 5% Holders
The PIPE Investors include entities that are related to Casey Castelein, M.D., Anupam Dalal, M.D., Behzad Aghazadeh, Ph.D. and Baiteng Zhao, Ph.D., who serve on our board of directors. Bryan Ball, an executive officer for the year ended December 31, 2024, also participated in the PIPE Financing. The following table presents the number of shares of common stock and/or Pre-Funded Warrants, as applicable, purchased and the total purchase price paid by these entities and individuals.

Investor	Shares Purchased	Pre-Funded Warrants Purchased	Total Purchase Price ($)
Entities affiliated with Avoro (1)	—	8,333,000	19,998,367
Entities affiliated with Acuta (2)	1,561,000	—	3,746,400
KVP Capital, L.P. (3)	1,666,000	—	3,998,400
Entities affiliated with EcoR1 (4)	2,082,000	—	4,996,800
WZCUBE LLC (5)	1,250,000	—	3,000,000
Bryan Ball (6)	100,000	—	240,000
(1)    Dr. Aghazadeh is a member of our board of directors and is a representative of Avoro.
(2)    Dr. Dalal is a member of our board of directors and is a representative of Acuta Capital.
(3)    Dr. Castelein is a member of our board of directors and is a representative of KVP.
(4)    EcoR1 is a beneficial holder of more than 5% of our common stock.
(5)    Dr. Zhao is a member of our board of directors and is the sole manager of WZCUBE LLC.

(6)    Mr. Ball has been our Chief Technical Operations Officer since March 2024 and served as our Chief Quality Officer and SVP Manufacturing Operations from July 2022 to March 2024.
Stockholder Support Agreements
In connection with the execution of the Subscription Agreement, KAKEN and the Company entered into support agreements with each of the directors and executive officers of the Company, certain of their affiliates, and one other significant stockholder of Company (the "Support Agreements"), who collectively beneficially owned or controlled an aggregate of approximately 39.3% of the outstanding shares of the Company’s common stock as of the record date of the Special Meeting of Stockholders to approve the Divestiture and PIPE Financing (the "Special Meeting"). The Support Agreements provided that, among other things, each of the stockholders agreed to vote or cause to be voted all of the shares of the Company's common stock beneficially owned by such stockholder as of the record date of the Special Meeting in favor of the Subscription Agreement, the Divestiture and the other transactions contemplated by the Subscription Agreement, as well as certain other transactions, at the Special Meeting.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
Policies and Procedures for Related-Person Transactions
Our Board has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction.

PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of this proxy statement. We currently hold an advisory vote to approve the compensation paid to our named executive officers on an annual basis.
Compensation Program and Philosophy
The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. Our compensation philosophy is team-oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our non-CEO executive officers with comparable levels of base salary, bonuses, and annual equity awards that are based largely on overall company performance.
In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•Team-oriented approach to establishing compensation levels;
•Compensation should relate to performance;
•Equity awards help executive officers think like stockholders; and
•Total compensation opportunities should be competitive.
Our Board believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Whitehawk Therapeutics, Inc. named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures set forth in the proxy statement relating to the Company’s 2025 annual meeting of stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the "Executive Compensation" section of the proxy statement. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the fiscal year ended December 31, 2024 was BDO USA, P.C., and the Audit Committee has appointed BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We are asking you and other stockholders to ratify this appointment.
The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification of the appointment of BDO USA, P.C. A majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required in order to ratify the appointment of BDO USA, P.C. In the event that a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon do not ratify this appointment of BDO USA, P.C., we will review our future appointment of BDO USA, P.C.
We expect that a representative of BDO USA, P.C. will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to the Audit Committee's next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.
The Board preapproved all audit and non-audit services provided by BDO USA, P.C. during the years ended December 31, 2024 and 2023.
Audit Fees and Services
The following table summarizes the fees of BDO USA, P.C., our independent registered public accounting firm, for each of the last two fiscal years.

	Year Ended December 31,
Fee Category:	2024	2023
Audit fees	$500,607	$500,225
Audit-related fees	—	—
Tax fees	150,320	138,650
All other fees	—	—
Total Fees	$650,927	$638,875
Audit Fees
Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Tax Fees
Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
This report is submitted by the Audit Committee of the Board. The Audit Committee consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC. The Board has designated Ms. Reeve as an "audit committee financial expert," as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.
The Audit Committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed our consolidated financial statements for 2024 and met with management, as well as with representatives of BDO USA, P.C., the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of BDO USA, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.
The Audit Committee reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal control, including internal control over financial reporting and the overall quality of the Company's financial reporting.
In addition, the Audit Committee received the written disclosures and the letter from BDO USA, P.C. required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with members of BDO USA, P.C. its independence.
Based on these discussions, the consolidated financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for 2024 be included in its Annual Report on Form 10-K for the fiscal year 2024.

Audit Committee

Emma Reeve (Chairperson)
Caley Castelein
Richard Maroun

April 28, 2025
The information contained in this Audit Committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

TRANSACTION OF OTHER BUSINESS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons acting as proxies intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders.
This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document upon written or oral request to Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960, Attention: Corporate Secretary, telephone: (551) 321-2234. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you may contact us at the above address and phone number. Street name stockholders may contact their broker, bank or other nominee to request information about householding.
ADDITIONAL INFORMATION
Stockholder Communications
The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board as a whole, securityholders may send such communication to the attention of the Company's Chair of the Board via U.S. Mail or Expedited Delivery Service to: Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960, Attn: Chair of the Board.
For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960, Attn: Caley Castelein, M.D.
We will forward by U.S. Mail any such securityholder communication to each director, and the Chair of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.
Communications from an officer or director of the Company and proposals submitted by securityholders to be included in the Company’s annual proxy statement, pursuant to Rule 14a-8 of the Exchange Act (and related communications) will not be viewed as a securityholder communication. Communications from an employee or agent of the Company will be viewed as securityholder communication only if such communications are made solely in such employee’s or agent’s capacity as a securityholder.
Procedures for Submitting Stockholder Proposals and Deadlines
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials
Separate from the process described above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2026 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 29, 2025. Such proposals must be delivered to our Secretary, c/o Whitehawk Therapeutics, Inc., 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New Jersey 07960.
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal to be considered at an annual meeting of stockholders but does not wish to have the proposal considered for inclusion in our proxy materials, our bylaws establish an advance notice procedure for such nominations and proposals. Our bylaws provide that a stockholder must give written notice to our Secretary at 2 Headquarters Plaza, East Building, 11th Floor, Morristown, New

Jersey 07960, not later than 5:00 p.m., Eastern time on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting, nor earlier than 8:00 a.m., Eastern time on the 120th day prior to the day of the first anniversary of the date of the preceding year's annual meeting. The written notice must contain the information specified in our bylaws. To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the notice at the above address:
•not earlier than 8:00 a.m., Eastern time, on February 11, 2026; and
•no later than 5:00 p.m., Eastern time, on March 13, 2026.
However, the bylaws also provide that in the event there was no annual meeting in the preceding year or the date of the annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, notice must be delivered no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Eastern time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WHWK2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72927-P32817

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHITEHAWK THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anupam Dalal, M.D.
02) Mohammad Hirmand, M.D.
03) David Lennon, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com

V72928-P32817

WHITEHAWK THERAPEUTICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2025 ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2025

The undersigned stockholder(s) hereby appoint(s) David Lennon, Scott Giacobello and Stephen Rodin, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Whitehawk Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Wednesday, June 11, 2025, at www.virtualshareholdermeeting.com/WHWK2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IDENTIFIED IN THE 2024 SUMMARY COMPENSATION TABLE IN THE "EXECUTIVE COMPENSATION" SECTION OF THE PROXY STATEMENT, AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side